UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2008
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 16, 2008, Itron’s Board of Directors elected Malcolm Unsworth, President and Chief Operating Officer, to the Company’s Board of Directors, effective immediately. Mr. Unsworth joined Itron in July of 2004 as Sr. Vice President, Hardware Solutions, following the acquisition of Schlumberger Electricity Metering. In April 2007, after our acquisition of Actaris Metering Systems, Mr. Unsworth was named Sr. Vice President and Chief Operating Officer of Actaris, and was promoted to President and Chief Operating Officer of the Company in April 2008. Prior to joining Itron, Mr. Unsworth spent 25 years with Schlumberger in a variety of management positions in the electric, gas, water and systems businesses.

As a result of Mr. Unsworth’s election to the Board of Directors, the composition of our Board of Directors has increased from nine directors to ten. Mr. Unsworth’s term will expire at the annual meeting of shareholders in 2010. Committee appointments, if any, will be determined at a later date. There are no related person transactions or other information related to Mr. Unsworth that are required to be disclosed pursuant to section 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

Compensatory Arrangements of Certain Officers

On December 15, 2008, the Compensation Committee of the Board of Directors approved an employment agreement for Marcel Regnier, Sr. Vice President and Chief Operating Officer of Actaris, which provides for severance upon termination of employment based on Belgian employment law, with a maximum of one year of compensation.  Mr. Regnier’s change in control agreement has been amended to provide that if he is terminated as a result of a change in control, any severance benefit received at law will be offset against benefits to be received under his change in control agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employee Agreement between Actaris Management Services S.A. and Marcel Regnier.
10.2	First Amendment to Change in Control Agreement between Itron, Inc. and Marcel Regnier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                ITRON, INC.

Dated:  December 17, 2008                                      By:     /s/ Steven M. Helmbrecht
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employee agreement between Actaris Management Services S.A. and Marcel Regnier.
10.2	First Amendment to Change in Control Agreement between Itron, Inc. and Marcel Regnier.